Exhibit 99.1

Sirona Reports Record Fiscal 2011 Fourth Quarter and Full Year Results

•	Fourth quarter revenues of $218.8 million, up 19.6% compared to prior year, and up 11.8% constant currency. Fiscal year 2011 revenues increased 18.6%, or up 16.4% constant currency.

•

Fiscal 2011 operating income, excluding amortization of $54.9 million, and a one-time, non-cash compensation charge of $6.6 million totaled $222.5 million, up 17.8% compared to operating income excluding amortization of $188.9 million in FY10.

•	Fiscal 2011 cash flow from operations was $178.9 million, compared to $175.7 million in fiscal year 2010.

•	Sirona announces fiscal year 2012 guidance: revenue growth of 6% to 8% constant currency and operating income plus amortization in the range of $225 to $234 million.

Long Island City, New York, November 18, 2011 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter and fiscal year ended September 30, 2011.

Fourth Quarter Fiscal 2011 vs. Fourth Quarter Fiscal 2010 Financial Results

Revenue was $218.8 million, an increase of $35.9 million or up 19.6% (up 11.8% on a constant currency basis), with growth rates for the Company’s business segments as follows: Imaging Systems increased 42.9% (up 37.1% constant currency); CAD/ CAM increased 10.9% (up 3.9% constant currency); Instruments increased 11.3% (up 1.6% constant currency); and Treatment Centers increased 2.7% (down 6.4% constant currency). Revenue in the United States increased 13.5%, while revenues outside the United States increased 21.9% (up 11.3% constant currency), with strong growth in Asia Pacific and the Middle East.

Gross profit was $110.7 million, up $17.6 million. Gross profit margin was 50.6% in the fourth quarter of Fiscal 2011, compared to 50.9% in the prior year. Gross profit margin as a percent of sales was impacted by product mix and the strengthening of the Euro relative to the Dollar.

Fourth quarter 2011 operating income excluding amortization expense and a one-time, non-cash compensation charge was $45.5 million (operating income of $25.0 million plus amortization expense of $13.9 million, plus the $6.6 million charge), compared to $37.9 million (operating income of $23.2 million plus amortization expense of $14.7 million) in the fourth quarter of 2010.

Net income for the fourth quarter of 2011 was $13.8 million, or $0.24 per diluted share, versus $24.7 million, or $0.44 per diluted share in the prior year period. Non-GAAP earnings per diluted share for the fourth quarter of 2011 was $0.68 compared to $0.44 in the fourth quarter of 2010.

At September 30, 2011, the Company had cash and cash equivalents of $345.9 million and total debt of $368.4 million, resulting in net debt of $22.5 million. This compares to net debt of $119.0 million at September 30, 2010.

Jost Fischer, Chairman and CEO of Sirona commented: “I am delighted to report that fiscal 2011 was a very successful year for Sirona. We posted record revenues and earnings, strengthened our balance sheet, introduced exciting new products, and had an impressive showing at the International Dental Show. Our new products demonstrate the Company’s continued focus on innovation and the benefits we derive from our industry-leading investments in research and development. These factors, plus our ongoing initiatives to build out our global sales and service infrastructure position us well to compete and win in fiscal 2012 and beyond.”

Fiscal 2012 Guidance

Management anticipates fiscal 2012 revenue growth in the range of 6% to 8% on a constant currency basis, and operating income, excluding amortization estimated at $52 million, to be in the range of $225 to $234 million.

Fiscal 2011 vs. Fiscal 2010 Financial Results

Revenue was $913.9 million, an increase of $143.6 million, or 18.6% (up 16.4% constant currency) with growth rates for the Company’s business segments as follows: Imaging Systems increased 26.6% (up 24.8% constant currency); CAD/CAM increased 17.8% (up 15.9% constant currency); Treatment Centers increased 13.3% (up 10.2% constant currency); and Instruments increased 8.5% (up 5.6% constant currency). Revenue in the United States increased 6.8% compared to prior year, driven by the Imaging and CAD/CAM segments. Outside the United States, revenue increased 24.0% (up 20.5% constant currency). Revenue growth was particularly strong in Europe, led by Germany, as well as in the Asia-Pacific markets.

Gross profit increased by $84.6 million to $483.7 million, up 21.2%. Gross profit margin of 52.9% was up 110 basis points compared to the prior year, mainly driven by lower levels of deal related amortization.

Fiscal 2011 operating income excluding amortization expense and a one-time, non-cash compensation charge was $222.5 million (operating income of $160.9 million plus amortization expense of $54.9 million, plus the $6.6 million charge). This compares to 2010 operating income excluding amortization expense of $188.9 million (operating income of $128.1 million plus amortization expense of $60.8 million).

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 AM Eastern Time on November 18, 2011. The teleconference can be accessed by calling +1 866 271 0675 (domestic) or +1 617 213 8892 (international) using passcode # 55073002. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through November 25, 2011 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 36894426. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT

	UNAUDITED
	Quarter ended	Quarter ended	Year ended	Year ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
	$’000s (except per share amounts)

Revenue	$218,797	$182,899	$913,866	$770,276
Cost of sales	108,080	89,767	430,214	371,266

Gross profit	110,717	93,132	483,652	399,010

Selling, general and administrative expense	74,637	60,732	277,081	235,932
Research and development	13,485	11,562	55,530	46,365
Provision for doubtful accounts and notes receivable	62	88	96	271
Net other operating (income) and restructuring costs	(2,500)	(2,499)	(10,000)	(11,661)

Operating income	25,033	23,249	160,945	128,103

Loss/(gain) on foreign currency transactions, net	2,864	(3,259)	(5,668)	7,160
Loss/(gain) on derivative instruments	2,140	(5,965)	3,302	(6,102)
Interest expense, net	1,020	843	3,883	11,043
Other expense/(income)	39	1	(101)	776

Income before taxes	18,970	31,629	159,529	115,226
Income tax provision	4,821	7,061	35,744	23,780

Net income	14,149	24,568	123,785	91,446
Less: Net income attributable to noncontrolling interests	391	(130)	1,992	1,457

Net income attributable to Sirona Dental Systems, Inc.	$13,758	$24,698	$121,793	$89,989

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.25	$0.45	$2.19	$1.63
- Diluted	$0.24	$0.44	$2.13	$1.59
Weighted average shares—basic	56,080,442	55,266,337	55,735,422	55,146,180
Weighted average shares—diluted	57,466,184	56,677,680	57,292,996	56,616,086

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2011	2010
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	345,859	$251,767
Restricted cash	—	703
Accounts receivable, net of allowance for doubtful accounts of $1,868 and $1,681, respectively	97,853	82,952
Inventories, net	93,028	74,027
Prepaid expenses and other current assets	15,477	24,139
Income tax receivable	4,193	3,533

Total current assets	581,424	457,691

Property, plant and equipment, net of accumulated depreciation and amortization of $111,832 and $90,713, respectively	131,044	102,686
Goodwill	653,799	656,465
Investments	2,453	2,317
Restricted cash	655	—
Intangible assets, net of accumulated amortization of $412,428 and $371,303, respectively	346,442	362,722
Other non-current assets	2,884	2,229
Deferred tax assets	7,427	8,827

Total assets	1,726,128	$1,592,937

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	48,697	$42,737
Short-term debt and current portion of long-term debt	368,403	2,935
Income taxes payable	6,811	7,748
Deferred tax liabilities	1,108	1,456
Accrued liabilities and deferred income	110,207	105,209

Total current liabilities	535,226	160,085

Long-term debt	—	367,801
Deferred tax liabilities	138,327	138,190
Other non-current liabilities	16,978	6,556
Pension related provisions	49,677	52,672
Deferred income	50,000	60,000

Total liabilities	790,208	785,304

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized;
56,292,420 shares issued and 55,815,323 shares outstanding at Sept. 30, 2011; 55,333,304 shares issued and 55,305,581 shares outstanding at Sept. 30, 2010	563	553
Additional paid-in capital	685,617	652,698
Treasury stock (at cost)
477,097 shares held at cost at Sept. 30, 2011; 27,723 shares held at cost at Sept. 30, 2010	(19,749)	(284)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	303,639	181,846
Accumulated other comprehensive income	11,309	19,701

Total Sirona Dental Systems, Inc. shareholders’ equity	932,276	805,411

Noncontrolling interests	3,644	2,222

Total shareholders’ equity	935,920	807,633

Total liabilities and shareholders’ equity	1,726,128	$1,592,937

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	September 30,	September 30,
	2011	2010
	$’000s
Cash flows from operating activities
Net income	$123,785	$91,446

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	81,173	82,724
Compensation charge paid by shareholders (Note 25)	6,625	—
Loss on disposal of property, plant and equipment	—	1
Loss/(gain) on derivative instruments	3,302	(6,102)
(Gain)/loss on foreign currency transactions	(5,668)	7,160
Deferred income taxes	(17,173)	(21,463)
Amortization of debt issuance cost	587	1,016
Share-based compensation expense	7,604	13,616

Changes in assets and liabilities
Accounts receivable	(14,202)	8,800
Inventories	(19,542)	(2,541)
Prepaid expenses and other current assets	8,861	5,532
Restricted cash	20	134
Other non-current assets	(453)	(9,097)
Trade accounts payable	6,191	6,076
Accrued interest on long-term debt	—	(158)
Accrued liabilities and deferred income	2,566	2,816
Other non-current liabilities	(2,997)	(7,840)
Income taxes receivable	(697)	265
Income taxes payable	(1,129)	3,284

Net cash provided by operating activities	$178,853	$175,669

Cash flows from investing activities
Investment in property, plant and equipment	(56,958)	(23,963)
Proceeds from sale of property, plant and equipment	—	255
Purchase of intangible assets	(203)	(851)
Purchase of long-term investments	(145)	(575)
Acquisition of business, net of cash acquired	(20,836)	—
Sale of business, net of cash sold	—	1,928

Net cash used in investing activities	$(78,142)	$(23,206)

Cash flows from financing activities
Repayments of short-term and long-term debt	$—	$(78,072)
Purchase of treasury stock	(19,465)	—
Purchase of shares from noncontrolling interest	—	(1,519)
Dividend distributions to noncontrolling interest	(487)	—
Common shares issued under share based compensation plans	11,138	4,097
Tax effect of common shares exercised under share based compensation plans	8,501	1,562

Net cash used in financing activities	$(313)	$(73,932)

Change in cash and cash equivalents	100,398	78,531
Effect of exchange rate change on cash and cash equivalents	(6,306)	(7,862)
Cash and cash equivalents at beginning of period	251,767	181,098

Cash and cash equivalents at end of period	$345,859	$251,767

Non-GAAP Financial Measures (unaudited)

	Three months ended September 30, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
		$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$13,758	$0.24
Adjustments
Add back non-cash compensation charge	$6,625	—	6,625
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$13,531	$2,716	$10,815
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	4,216	925	3,291
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	5,664	1,241	4,423

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$38,912	$0.68

Note: Effective tax rate, excluding the $6.6 million non-cash compensation expense was 18.8% in 4Q11

	Full Year ended September 30, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
		$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$121,793	$2.13
Adjustments
Add back non-cash compensation charge	$6,625		6,625
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$53,562	$11,523	$42,039
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	499	107	392
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	1,045	225	820

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$171,669	$3.00

Note: Effective tax rate, excluding the $6.6 million non-cash payment was 21.5% in FY11

	Three months ended September 30, 2010
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
		$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$24,697	$0.44
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$14,463	$3,273	$11,190
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(7,478)	(1,459)	(6,019)
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	(6,398)	(1,247)	(5,151)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$24,718	$0.44

Note: Effective tax rate was 22.3% in 4Q11

	Full Year months ended September 30, 2010
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share

		$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$89,989	$1.59
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$59,595	$12,299	$47,296
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	5,713	1,179	4,534
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	5,108	1,054	4,054
Reversal of accrued restructuring expenses	(754)	(156)	(598)
Gain on sale of business	(908)	(187)	(721)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$144,553	$2.55

Note: Effective tax rate 20.6% in FY10

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP adjusted net income, and non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee, unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans and any related tax effects.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain non-cash charges related to currency revaluation that do not reflect our period-to-period operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

The average exchange rate for the three months ended September 30, 2011, was $1.41653. The average exchange rate for the fiscal year ended September 30, 2011, was $1.39570 and varied from $1.44395 to $1.30339. For the three months and full year ended September 30, 2010, an average exchange rate converting Euro denominated revenues into U.S. Dollars of $1.29021 and $1.35730, respectively, was applied.